EXHIBIT 32.1

CERTIFICATION

18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

In connection with this quarterly report of PharmaNetics, Inc. on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on or about the date hereof, the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his/her knowledge:

1. This report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operation of PharmaNetics, Inc. as of, and for, the periods presented in this report.

Date: August 13, 2004

/s/ John P. Funkhouser
John P. Funkhouser
Chief Executive Officer and Chief Financial Officer